Exhibit 23.1



Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Groen Brothers Aviation, Inc. on Form S-8 of our report, dated September 20, 2004, except for Note 22, which is dated October 12, 2004, appearing in the Annual Report on Form 10-KSB of Groen Brothers Aviation, Inc. for the year ended June 30, 2004 and to the reference to our Firm under the caption "Experts and Counsel" in the Prospectus.

/s/ Tanner LC

Salt Lake City, Utah
June 9, 2005